TRAC ADDENDUM TO SUPPLEMENT NO. 11 TO
                   SEMICONDUCTOR TECHNOLOGY LICENSE AGREEMENT

         This Addendum to Supplement No. 11 to the parties Semiconductor Technology License Agreement (the "Addendum") is entered into as of the date last entered below by and between Rambus Inc., a California corporation with a principal place of business at 2465 Latham Street, Mountain View, California 94040 U.S.A. ("Rambus") and NEC Corporation, a Japanese corporation with a principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-01, Japan ("NEC").

         WHEREAS, in 1991 Rambus and NEC entered into a Semiconductor Technology License Agreement (as previously supplemented and amended, including, without limitation, by Supplement No. 11, "Supplement No. 11", collectively referred to herein from time to time as the "License Agreement"); and

         WHEREAS, the parties desire to further amend the License Agreement to include the characterization by Rambus of an NEC ASIC test chip (incorporating the Modified RAC produced by Rambus for NEC pursuant to Supplement No. 11) as more fully set forth below.

         NOW, THEREFORE, the parties agree that the License Agreement is further amended by this Addendum to include the following:

1.       Definitions.

         Capitalized terms used in this Addendum shall have the meaning specified therefor in Supplement No.11 and/or the License Agreement, as appropriate, and, in addition, the following term shall have the meaning set forth below.

         1.1 "TRAC" means an ASIC test chip designed and manufactured by or for NEC, incorporating (i) schematics and netlists provided by Rambus pursuant to Exhibit A hereto and (ii) the Modified RAC produced by Rambus pursuant to Supplement No. 11.

2.       Scope of the Work.

         Rambus shall, in accordance with the terms and conditions contained herein perform characterization of a TRAC as specified in Exhibit A hereto (the "Characterization") and shall use its reasonable best efforts to deliver to NEC the deliverables specified in Exhibit A within forty-five (45) days after delivery of the TRAC from NEC per Section 3 below.

3.       NEC's Assistance.



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         NEC shall  perform  the  obligations  specified  in Exhibit B to enable
Rambus to perform the Characterization. Based on the delivery schedule for the layout database and schematics committed to by Rambus herein, NEC will use its reasonable best efforts to complete the fabrication of a TRAC within ninety (90) days after receipt of the Modified RAC GDSII database from Rambus.

4.       Payments.

         4.1 In consideration of Rambus' engineering services hereunder, NEC will pay to Rambus a development fee equal to one hundred fifty thousand dollars (U.S.$150,000) as follows:

                  (i) seventy-five  thousand dollars (U.S.$75,000) within thirty
(30) days  after  delivery  by Rambus  to NEC of the  deliverables  set forth in
Section 2(1) of Exhibit A; and

                  (ii) seventy-five thousand dollars (U.S.$75,000) within thirty
(30) days after delivery by Rambus to NEC and NEC's acceptance of the deliverables set forth in Section 2(2) of Exhibit A.

These payments will be nonrefundable and shall not be recoupable against any royalty or other payment obligations of NEC under Supplement No. 11 or the LIcense Agreement. The parties understand that this development fee represents partial reimbursement of the total cost incurred by Rambus for engineering services to be performed hereunder, and, accordingly, shall not be subject to Japanese withholding tax. However, if a Japanese tax authority does impose
Japanese withholding tax on this payment or any portion thereof, NEC will be solely responsible for payment of, and shall pay, the tax, i.e., the engineering services fee specified in this Addendum shall be the amounts actually received by Rambus from NEC.

         4.2 Sections 5.3 and 5.4 of Supplement No. 11 shall apply to payments made hereunder.

5.       Miscellaneous.

         5.1 Sections 6, 7, 8, 9, 10.2,  10.3,  10.4,  10.5,  10.6, 11 and 13 of
Supplement No. 11 are incorporated herein by this reference.

         5.2 This Addendum shall be effective as of the date last written below and shall automatically expire when NEC receives all the deliverables hereunder and Rambus receives all payments required hereunder, unless earlier terminated pursuant to Section 10.2 or 10.5 of Supplement No. 11.


The parties hereto execute this Addendum in duplicate as of the dates set forth below.

NEC CORPORATION                                               RAMBUS INC.

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By:_____________________________                     By: _______________________

Print Name:_____________________                     Print Name:________________

Title:__________________________                     Title:_____________________

Date:__________________________                      Date:______________________




                                    EXHIBIT A
                                CHARACTERIZATION


1. CHARACTERIZATION WORK

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         (1) Rambus shall characterize the New RAC pursuant to Supplement No. 11 on the Rambus ASIC Test Chip using a customized load board on its HP83000 tester.

         (2) The Characterization shall be performed using devices for one lot which have been fabricated using typical process parameters.


2. DELIVERABLES

         (1) Netlists and test patterns for the Rambus ASIC Test Chip which provides a device to characterize the PLL and the AC and DC parameters of the NEW RAC.

         (2) A Characterization report of the New RAC on the Rambus ASIC Test Chip and its data.




                                    EXHIBIT B
                        NEC'S SUPPORT ON CHARACTERIZATION


1. NEC will design an ASIC which includes the Modified RAC and incorporates the netlists of the TRAC. At its option, Rambus may choose to provide to NEC a completed EZTRAC circuit layout, designed for the NEC Process Technology, which will incorporate the Rambus-designed Modified RAC.

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2. NEC will generate masks and manufacture  engineering samples of the TRAC with the Modified RAC.

3. NEC will provide package engineering samples of the TRAC with the Modified RAC to Rambus.

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